CHARLES C.S. PARK
                                ATTORNEY AT LAW

                              1665 CHARLESTON ROAD
                        MOUNTAIN VIEW, CALIFORNIA 94043

                            TELEPHONE (650)965-8300
                            TELECOPIER (650)964-9591

October 16, 1998

American Century California Tax-Free and Municipal Funds
American Century Tower
4500 Main Street
Kansas City, Missouri 64111

Ladies and Gentlemen:

     As counsel to American Century California Tax-Free and Municipal Funds (the "Trust"), I am generally familiar with its affairs. Based upon this familiarity, and upon the examination of such documents as I deemed relevant, it is my opinion that the shares of the Trust described in 1933 Act Post-Effective Amendment No. 26 and 1940 Act Amendment No. 30 to its Registration Statement on Form N-1A, to be filed with the Securities and Exchange Commission on October 16, 1998, will, when issued, be validly issued, fully paid and nonassessable.

     For the record, it should be stated that I am an employee of American Century Services Corporation, an affiliated corporation of American Century Investment Management, Inc., the investment advisor of the Corporation.

     I hereby consent to the use of this opinion as an exhibit to Post-Effective Amendment No. 26 and Amendment No. 30, referenced above.

                                 Very truly yours,

                                 /s/Charles C.S. Park
                                 Charles C.S. Park